Exhibit 10.23.2

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of November 14, 2017, by and between REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation (the “Company”), and PAUL K. KINSTEDT (the “Executive”).

RECITALS

Whereas, the Executive and the Company are parties to the Amended and Restated Employment Agreement dated as of February 8, 2017 (the “Employment Agreement”); and

Whereas, the Company and the Executive desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Clause (i) of the third sentence of Section 4(e) of the Employment Agreement is hereby amended to read in its entirety as follows: “(i) the Company has failed to establish a reasonable and market based EIP or other long-term incentive award program to replace the Plan by November 27, 2017.”

2. Except as provided in Section 1 above, all other provisions of the Employment Agreement shall remain in effect in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan K. Bedford
	Name:	Bryan K. Bedford
	Title:	Chief Executive Officer and President

PAUL K. KINSTEDT

/s/ Paul K. Kinstedt